CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated May 14, 2009 on Dreyfus Short-Intermediate Municipal Bond Fund for the fiscal year ended March 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-11752 and 811-5021) of Dreyfus Premier Short-Intermediate Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York July 24, 2009